Exhibit 4.4
RURAL CELLULAR CORPORATION
TO
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
INDENTURE
Dated as of November 7, 2005
$175,000,000
Senior Subordinated Floating Rate Notes due 2012
Senior Subordinated Floating Rate Series B Notes due 2012

i

          INDENTURE, dated as of November 7, 2005 (this “Indenture”), between Rural Cellular Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called the “Company”), having its principal office at 3905 Dakota Street S.W., Alexandria, MN 56308, and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
          The Company has duly authorized the creation of an issue of its Senior Subordinated Floating Rate Notes due 2012 (the “Original Securities”), and Senior Subordinated Floating Rate Series B Notes due 2012 (the “Exchange Securities,” and together with the Original Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          Section 1.01 Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

          (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP but shall not include the assets and liabilities of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Restricted Subsidiaries; and
          (5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
          (6) the term “on a pro forma basis” means on a pro forma basis as calculated in accordance with Regulation S-X, as amended, under the Securities Act.
          “Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (1) and clause (2), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.
          “Acquired Person” has the meaning specified in the definition of Permitted Investments.
          “Act” when used with respect to any Holder, has the meaning specified in Section 1.04.
          “Additional Securities” has the meaning specified in Section 3.01.
          “Additional Senior Subordinated Exchange Debentures” means the senior subordinated debentures that may be issued by the Company in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date.
          “Adjusted Operating Cash Flow Ratio” of any Person means the Operating Cash Flow Ratio of such Person as adjusted to treat all Preferred Stock of such Person as Redeemable Stock.
          “Administrative Agent” means the Person or Persons designated as such under the Credit Agreement.
          “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; provided, that beneficial ownership of 10% or more of the Voting Power of a Person will be deemed to be control. The terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Affiliate Transaction” has the meaning specified in Section 10.13.
          “Agent Member” means any member of, or participant in, the Depositary.
          “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
          “Asset Sale” means, in any one transaction or a series of related transactions, the conveyance, sale, transfer, assignment or other disposition, directly or indirectly, of any of the Company’s or a Restricted Subsidiary’s property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired.
          Notwithstanding the foregoing, none of the following items will be deemed an Asset Sale:
          (1) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company;
          (2) the sale or other disposition of cash or Cash Equivalents;
          (3) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
          (4) the lease, sublease or licensing of any property in the ordinary course of business;
          (5) a Restricted Payment (other than a Permitted Investment) that is not prohibited by Section 10.10 or a Permitted Investment pursuant to clauses (9), (11) and (12) of the definition thereof;
          (6) the sale of inventory in the ordinary course of business;
          (7) any issuance of employee stock options or stock awards by the Company pursuant to benefit plans in existence on the Issue Date; and
          (8) the granting of Liens not prohibited by this Indenture.
          “Asset Sale Offer” has the meaning specified in Section 10.14.
          “Asset Sale Offer Amount” has the meaning specified in Section 10.14.

          “Asset Sale Offer Period” has the meaning specified in Section 10.14.
          “Asset Sale Purchase Date” has the meaning specified in Section 10.14.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined in accordance with GAAP.
          “Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.
          “Average Life” means, as of any date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:
          (1) the sum of the product of (x) the number of years from such date of determination to the date of each successive scheduled amortization, redemption or principal payment of such Indebtedness (or similar payment with respect to such Preferred Stock), times (y) the amount of such payment; by
          (2) the sum of all such payments.
          “Bankruptcy Law” has the meaning specified in Section 5.01(h).
          “Board of Directors” of a Person which is a corporation, means either the board of directors of that Person or any duly authorized committee of that board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, to be in full force and effect on the date of such certification and delivered to the Trustee.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.
          “Calculation Agent” means any Calculation Agent appointed from time to time by the Company in accordance with the terms of this Indenture. A Calculation Agent must be a commercial banking institution with offices in London, England or New York City with at least $500 million in capital. The initial Calculation Agent will be Wells Fargo Bank, National Association.
          “Capital Lease Obligation” means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, including voting and non-voting) of equity of such Person; provided, that in no event shall “Capital Stock” of any Person include any debt security convertible or exchangeable into equity of such Person until conversion or exchange, as applicable.
          “Cash Equivalents” means:
          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case, maturing within one year after the date of acquisition;
          (2) time deposits, certificates of deposit, banker’s acceptances, money market deposits and commercial paper issued by, or deposited with, any domestic bank or trust company of recognized standing having capital and surplus in excess of $200 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition;
          (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above; and
          (4) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (2) and (3) above.
          “Change of Control” means:
          (1) directly or indirectly a merger, sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company’s current or newly-formed Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons beneficially owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers or trustees of the transferee entity immediately after such transaction;
          (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the Company;
          (3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
          (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or
          (5) any transaction constituting a “change of control” under the instruments governing any Subordinated Indebtedness or Preferred Stock of the Company, if such “change of control” would provide a holder of such Subordinated Indebtedness or Preferred Stock with a right to require the Company to repurchase or redeem such Subordinated Indebtedness or Preferred Stock in an aggregate principal amount (or liquidation value, in the case of Preferred Stock) in excess of $20.0 million and such right has not been waived pursuant to the terms thereof.
          For purposes of this definition, the terms “beneficially own,” “beneficial owner” and “beneficial ownership” shall have the meanings used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.
          Notwithstanding the foregoing, any Change of Domicile transaction will not be deemed a Change of Control. In addition, the creation of, or the merger, amalgamation, combination, or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary for the purpose of forming a holding company whose only substantial asset is the Capital Stock of the Company will not be deemed a Change of Control under the Indenture, and any such holding company structure will be disregarded.
          “Change of Control Offer” has the meaning specified in Section 10.16.
          “Change of Control Offer Period” has the meaning specified in Section 10.16.
          “Change of Control Purchase Date” has the meaning specified in Section 10.16.
          “Change of Domicile” means a transaction or series of related transactions, including without limitation (1) a merger, amalgamation, combination or consolidation of the Company with or into another Person, (2) the acquisition of all the Capital Stock of the Company or (3) the sale, transfer or other conveyance of all or substantially all the assets of the Company on a consolidated basis to another Person, the sole purpose of which is to reincorporate the Company under the laws of the United States, in another State of the United States or in the District of Columbia.
          “Class M Preferred Stock” means the Class M Redeemable Voting Convertible Preferred Stock of the Company.

          “Clearstream” means Clearstream Banking, a société anonyme (or any successor securities clearing agency).
          “Commission” means the United States Securities and Exchange Commission.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer, its President or any Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Consolidated Indebtedness” of any Person means at any date of determination, the Indebtedness of such Person and its Restricted Subsidiaries at such date, on a consolidated basis.
          “Consolidated Interest Expense” of any Person means for any period the interest expense included in an income statement of such Person and its Restricted Subsidiaries, on a consolidated basis, for such period, including without limitation or duplication (or, to the extent not so included, with the addition of),
          (1) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP;
          (2) the amortization of Indebtedness discounts;
          (3) any payments or fees, other than reimbursement or similar obligations, with respect to letters of credit, bankers’ acceptances or similar facilities;
          (4) net payment obligations under Hedge Agreements;
          (5) the portion other than Attributable Debt of any rental obligations in respect of any Sale and Leaseback Transaction; and
          (6) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of such Person.
               Notwithstanding the foregoing:
          (a) in the event that any of the Company’s Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, dividend payments on such Qualified Capital Stock will not be included in “Consolidated Interest Expense;” and

          (b) for purposes of Section 10.10, “Consolidated Interest Expense” shall exclude any non-cash charges resulting from the write-down of unamortized security issuance costs, to the extent included in “Consolidated Interest Expense.”
          “Consolidated Net Income” of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (to the extent included and without duplication):
          (1) the net income (or loss) of any Person, other than such Person, that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person or a Restricted Subsidiary of such Person by such other Person during such period,
          (2) gains or losses from sales of assets other than sales of inventory in the ordinary course of business,
          (3) in the event that any of the Company’s Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, dividend payments thereon, to the extent they are treated as interest expense under GAAP,
          (4) for purposes of Section 10.10, the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulations applicable to such Restricted Subsidiary, except to the extent such restrictions with respect to the payment of dividends or similar distributions have been validly waived, and
          (5) all extraordinary gains and extraordinary losses.
          “Consolidated Net Worth” of any Person means the consolidated shareholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP; provided, that such computation shall exclude (1) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and (2) Unrestricted Subsidiaries.
          “Cooperative Bank Equity” means non-voting equity interests in Cooperative Banks.
          “Cooperative Banks” means lenders under the Credit Agreement which are cooperative banks.

          “Corporate Trust Office” means the principal office of the Trustee at Sixth & Marquette; N9303-120, Minneapolis, MN 55479, at which at any particular time its corporate trust business shall be administered or such other location designated by the Trustee in a report pursuant to Section 7.03(a) or other notice delivered to the Holders by the Trustee.
          “covenant defeasance” has the meaning specified in Section 13.03.
          “Covenant Suspension” has the meaning specified in Section 10.21(a).
          “Credit Agreement” means the Credit Agreement, dated as of March 25, 2004 and amended as of October 18, 2005, among the Company, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent, as such agreement may be amended, supplemented, restated, refunded, replaced, renewed, extended, refinanced, increased or otherwise modified, in whole or in part, from time to time (whether or not any of the foregoing (1) occurs simultaneously with or occurs at any time after, the termination or repayment of a prior Credit Agreement, (2) occurs pursuant to one or more separate instruments or agreements, which may include indentures and debt securities, (3) occurs on one or more separate occasions, (4) occurs with the same or different lenders or (5) results in an increase or decrease in the aggregate principal amount of loans made or to be made thereunder or any other change in terms thereunder).
          “Cumulative Interest Expense” means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment; provided, however, that Cumulative Interest Expense shall not include (1) any dividends paid or accrued on Exchangeable Preferred Stock, (2) any dividends paid or accrued on Junior Exchangeable Preferred Stock or (3) any dividends paid or accrued on Class M Preferred Stock.
          “Cumulative Operating Cash Flow” means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment.
          “Daily Interest Amount” has the meaning specified in Section 3.11.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 3.08.
          “defeasance” has the meaning specified in Section 13.02.

          “Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary. The Depositary shall initially be DTC.
          “Designated Senior Indebtedness” means the Indebtedness under the Credit Agreement, the Senior Secured Notes and the Senior Unsecured Notes.
          “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.
          “Distribution Compliance Period” means, with respect to the Regulation S Securities, the “distribution compliance period” required by Rule 903(b)(2) of Regulation S applicable to such Securities.
          “DTC” means The Depository Trust Company, a New York corporation.
          “DWAC” has the meaning specified in Section 3.06(b)(i)(E).
          “Equity Offering” means any public or private sale of Qualified Capital Stock by the Company for the account of the Company.
          “Euroclear” means the Euroclear Clearance System (or any successor securities clearing agency).
          “Event of Default” has the meaning specified in Section 5.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Indentures” means the indentures under which the Senior Subordinated Exchange Debentures and the Additional Senior Subordinated Exchange Debentures may be issued.
          “Exchange Offer” means an offer made pursuant to an effective registration statement under the Securities Act by the Company to exchange all or a portion of the Outstanding Securities (except for the differences provided for herein) for Exchange Securities.
          “Exchange Registration Statement” means a registration statement of the Company under the Securities Act registering Exchange Securities for distribution pursuant to an Exchange Offer.
          “Exchange Securities” means the Securities designated as such in the first paragraph of the recitals of the Company, all of which are to be issued pursuant to an Exchange Offer or sold pursuant to a Shelf Registration Statement and their Successor Securities.

          “Exchangeable Preferred Stock” means the 11 3/8% Senior Exchangeable Preferred Stock of the Company.
          “Existing Indebtedness” has the meaning specified in Section 10.08(f).
          “Existing Liens” has the meaning specified in Section 10.12.
          “Existing Preferred Stock” has the meaning specified in Section 10.09(a).
          “Existing Senior Subordinated Notes” means the 9 3/4% Senior Subordinated Notes due 2010 of the Company
          “Expiration Date” has the meaning specified in the definition of “Offer to Purchase.”
          “FCC” has the meaning specified in the definition of Wireless Communications Business.
          “Fair Market Value” means, with respect to any assets or Person, the price which could be negotiated in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (1) if such Person or assets have a Fair Market Value of up to $2.5 million, by any executive officer of the Company and evidenced by an Officers’ Certificate, dated within 30 days of the relevant transaction, (2) if such Person or assets have a Fair Market Value equal to or in excess of $2.5 million but not in excess of $10 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction or (3) if such Person or assets have a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or entities as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.
          “Global Securities” has the meaning specified in Section 2.01.
          “Hedge Agreements” means any interest rate or currency exchange rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements arising at any time between the Company or any Restricted Subsidiary, on the one hand, and any Person, on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).
          “Indebtedness” means (without duplication), with respect to any Person:
          (1) every obligation of such Person for money borrowed;
          (2) every obligation of such Person evidenced by bonds, debentures, notes, or similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;
          (3) every reimbursement or similar obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;
          (4) every obligation of such Person issued or assumed as the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
          (5) every Capital Lease Obligation of such Person;
          (6) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination;
          (7) Attributable Debt of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party;
          (8) all obligations under Hedge Agreements;
          (9) every obligation of the type referred to in clauses (1) through (8) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor, or otherwise or for which such Person provides any form of credit support, and if such credit support takes the form of a Lien on any assets of the specified Person (which Lien is permitted to be Incurred by this Indenture) where such Indebtedness is without recourse to such Person, the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such assets as of the date of determination and (B) the amount of such Indebtedness; and

          (10) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding, except for Preferred Stock held by such Person (or one of its Wholly Owned Restricted Subsidiaries);
          provided, that for all purposes of this Indenture;
          (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,
          (B) Indebtedness shall not include any liability for federal, state, local, or other taxes, and
          (C) in the event that any of the Company’s Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, such Qualified Capital Stock shall not be included in “Indebtedness.”
          For purposes of this Indenture, the amount of any Indebtedness under any Hedge Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedge Agreement had terminated at the end of such fiscal quarter, and in making such determination, if such Hedge Agreement or any related agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, unless the counterparty under such agreement is in default under such agreement or defaults in making the corresponding payment to such Person.
          “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof or restated.
          “Initial Purchasers” means (1) with respect to the Original Securities issued on the Issue Date, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and (2) with respect to Original Securities issued after the Issue Date, the initial purchasers of such Securities from the Company in connection with an exempt offering of Securities to “qualified institutional buyers” (as such term is defined in Rule 144A) and to other persons.
          “Intercompany Indebtedness” has the meaning specified in Section 10.08.
          “Interest Payment Date” means each February 1, May 1, August 1 and November 1, commencing on February 1, 2006.
          “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include January 31, 2006.
          “Investment” by any Person in any other Person means (without duplication):
          (1) the acquisition (whether by purchase, merger, consolidation, or otherwise) by such Person (whether for cash, property, services, securities, or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person;
          (2) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person or any commitment to make any such advance, loan or extension;
          (3) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person;
          (4) the making of any capital contribution by such Person to such other Person; and
          (5) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.
          For purposes of Section 10.10:
          (A) “Investment” shall include and be valued at the Fair Market Value of such Person’s pro rata interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (x) the Fair Market Value of such Person’s pro rata interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (y) the Fair Market Value of the amount of such Person’s Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the Issue Date, and
          (B) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.
          “Investment Grade” means a rating of the relevant debt obligation of a Person by both S&P and Moody’s, any such rating being in one of such agency’s four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided in each case such ratings are publicly available; provided that in the event either S&P or Moody’s is no longer in existence for purposes of determining whether such debt obligations are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the

Securities Act) designated by the Company, written notice of which shall be given to the Trustee.
          “Issue Date” means the time and date of the first issuance of the Original Securities.
          “Junior Exchangeable Preferred Stock” means the 12 1/4% Junior Exchangeable Preferred Stock of the Company.
          “LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 or Bloomberg page BBAM 1 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 and Bloomberg page BBAM 1 do not include such a rate or are unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.
          “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than an easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
          “Liquidated Damages” means the liquidated damages payable under the Registration Rights Agreement.
          “London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          “Marketable Securities” has the meaning specified in Section 10.14.
          “Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash or Cash Equivalents of (a) any note or installment receivable at any time or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash or Cash Equivalents are received within one year after such Asset Sale), less the sum of (1) all out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales, and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (2) the aggregate amount of cash so received which is used to retire any then existing Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary; provided, that Indebtedness ranking pari passu in right of payment with the Securities which is issued pursuant to documentation providing for the making of an offer to repurchase or repay such Indebtedness in connection with an Asset Sale shall be treated as provided in Section 10.14.
          “Non-Recourse Debt” means Indebtedness:
          (1) as to which neither the Company nor any of its Restricted Subsidiaries:
               (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);
               (b) is directly or indirectly liable, as a guarantor or otherwise; or
               (c) constitutes the lender, other than with respect to amounts that are lent by the Company or one of its Restricted Subsidiaries to an Unrestricted Subsidiary in compliance with Sections 10.10 and 10.13 hereof and are otherwise permitted by this Indenture;
          (2) no default with respect to which, including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on that other Indebtedness or cause the payment of that other Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders will not have any recourse to the assets of the Company or the stock or assets of any of its Restricted Subsidiaries.
          “Notice of Default” has the meaning specified in Section 5.01(e).
          “Offer” has the meaning specified in the definition of Offer to Purchase.
          “Offer to Purchase” means a written offer (the “Offer”) sent by the Company to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which, subject to any contrary requirements of applicable law, shall be not less than 30 days nor more than 60 days after the date of such Offer to Purchase (or, in the case of any Offer to Purchase made prior to the occurrence of the Change of Control and contingent upon such occurrence, the later of (x) 60 days after the date of such Offer to Purchase and (y) the date of occurrence of such Change of Control) and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date.
          The Offer shall also state:
          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;
          (2) the Expiration Date and the Purchase Date;
          (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);
          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);
          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;
          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;
          (7) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (8) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);
          (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;
          (10) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and
          (11) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.
          “Offering Memorandum” means the Offering Memorandum, dated November 1, 2005, with respect to the offering of the Original Securities to be issued on the Issue Date.
          “Officers’ Certificate” means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Trustee.
          “Operating Cash Flow” for any Person for any period means:
          (1) the Consolidated Net Income of such Person for such period, plus
          (2) the sum, without duplication (and only to the extent such amounts are deducted in determining such Consolidated Net Income), of:
          (a) the provisions for income taxes for such period for such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP,

          (b) depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and
          (c) Consolidated Interest Expense, to the extent that any such expense was deducted in computing such Consolidated Net Income, of such Person for such period, less the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period (and only to the extent such amounts are included in determining such Consolidated Net Income).
          In the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company’s Operating Cash Flow shall be made on a pro forma basis on the assumption that the percentage of the Company’s common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination.
          “Operating Cash Flow Ratio” means, on any date (the “Transaction Date”), with respect to any Person, the ratio of
          (1) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness and the application of the proceeds thereof on such Transaction Date) divided by
          (2) the aggregate amount of Operating Cash Flow of such Person;
          provided, that for purposes of such computation, in calculating Operating Cash Flow and Consolidated Indebtedness:
          (A) the transaction giving rise to the need to calculate the Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period;
          (B) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;
          (C) businesses disposed of by such Person or any of its Restricted Subsidiaries during the Reference Period or subsequent thereto and on or prior to the

Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;
          (D) the Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person’s common equity interest in such Restricted Subsidiary on the date of determination of the Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary’s Indebtedness would be included in the calculation of such Person’s aggregate Indebtedness); and
          (E) except as provided in clause (7) of the second paragraph of Section 10.10, the Exchangeable Preferred Stock, the Junior Exchangeable Preferred Stock and the Class M Preferred Stock outstanding on the Issue Date shall be excluded from Consolidated Indebtedness. For the avoidance of doubt, any accrued but unpaid dividends on such Preferred Stock shall be similarly excluded.
          “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee, delivered to the Trustee.
          “Original Securities” means the Securities designated in the first paragraph of the recitals of the Company.
          “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
                    (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
                    (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
                    (iii) Securities which have been replaced pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
          “pari passu,” when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.
          “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any), interest (and Liquidated Damages, if any), on any Securities on behalf of the Company.
          “Payment Blockage Period” has the meaning specified in Section 12.03.
          “Payment Default” has the meaning specified in Section 5.01(f).
          “Permitted Investments” means:
          (1) Investments in Cash Equivalents;
          (2) Investments in the Company or a Restricted Subsidiary;
          (3) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an “Acquired Person”) if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either (a) is merged or consolidated with or into the Company or any Restricted Subsidiary or (b) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;
          (4) Investments in accounts and notes receivable acquired in the ordinary course of business;

          (5) any securities received in connection with an Asset Sale and any Investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Wireless Communications Business, that complies with Section 10.14;
          (6) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of the Company or a Restricted Subsidiary;
          (7) customary loans or advances made in the ordinary course of business to officers, directors, or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses not to exceed $5.0 million at any one time outstanding;
          (8) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Agreement, provided that such Incurrence is permitted under the terms of this Indenture;
          (9) Investments in Wireless Alliance not exceeding $10.0 million in the aggregate made after January 16, 2002;
          (10) Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
          (11) Investments arising from Hedge Agreements permitted to be Incurred pursuant to clause (e) of the second paragraph under Section 10.08;
          (12) Investments in any Person, which Investments have an aggregate Fair Market Value, measured on the date each such Investment is made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (12) since the Issue Date not exceeding $15.0 million;
          (13) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
          (14) Investments that are deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person (only to the extent that the making of such Investment through the acquisition of such Person was already deemed to be a Restricted Payment made pursuant to Section 10.10 as of the date of such acquisition); and

          (15) Investments in prepaid expenses and lease, utility and workers’ compensation performance and other similar deposits.
          “Permitted Junior Securities” means (1) common equity interests in the Company or (2) debt or preferred equity securities of the Company issued pursuant to a plan of reorganization consented to by each class of Senior Indebtedness; provided that all such securities are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness under this Indenture.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
          “Preferred Stock” means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
          “Proceeding” has the meaning specified in Section 12.02.
          “Purchase Agreement” means (1) with respect to the Original Securities issued on the Issue Date, the Purchase Agreement, dated as of November 1, 2005, among the Company and the Initial Purchasers, as such agreement may be amended from time to time and (2) with respect to the Original Securities issued after the Issue Date, the purchase agreement relating to the issuance of such Securities among the Company and the Initial Purchasers, as such agreement may be amended from time to time.
          “Purchase Amount” has the meaning specified in the definition of Offer to Purchase.
          “Purchase Date” has the meaning specified in the definition of Offer to Purchase.
          “Purchase Price” has the meaning specified in the definition of Offer to Purchase.
          “Qualified Capital Stock” means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock.

          “Qualified Capital Stock Proceeds” means, with respect to any Person,
          (1) in the case of any sale of Qualified Capital Stock, the aggregate net cash proceeds received by such Person (plus 70% of the Fair Market Value of long-term assets that are used or usable in a Wireless Communications Business), after payment of expenses, commissions, and the like incurred by such Person in connection therewith, and net of Indebtedness that such Person Incurred, guaranteed or otherwise became liable for in connection with the issuance or acquisition of such Capital Stock; and
          (2) in the case of any exchange, exercise, conversion, or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after January 16, 2002 for or into shares of Qualified Capital Stock of such Person, the liquidation value of the Redeemable Stock or the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion, or surrender, plus any additional amount paid by the securityholders to such Person upon such exchange, exercise, conversion, or surrender and less any and all payments made to the securityholders, and all other expenses, commissions and the like incurred by such Person or any Subsidiary in connection therewith.
          “Redeemable Stock” of any Person means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation, is required to be redeemed prior to the 91st day after the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the 91st day after the final Stated Maturity of the Securities, except to the extent such Capital Stock is solely redeemable with any Capital Stock that is not Redeemable Stock; provided that:
          (1) only the portion of the Capital Stock which is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed Redeemable Stock;
          (2) if such Capital Stock is issued in the ordinary course of business to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and
          (3) any Capital Stock that would not constitute Redeemable Stock but for provisions in it giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or “asset sale” occurring prior to the final Stated Maturity of the Securities shall not constitute Redeemable Stock if the “change of control” or “asset sale” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Sections 10.14 or 10.16, as applicable, in this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital

Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of the Securities as required pursuant to Sections 10.14 or 10.16, as applicable.
          “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of the Securities or this Indenture.
          “Reference Period” with regard to any Person means the last four completed fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.
          “Registered Securities” means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.
          “Registration Rights Agreement” means (1) with respect to the Original Securities issued on the Issue Date, the Registration Rights Agreement, dated as of November 7, 2005, by and among the Company and the Initial Purchasers, as such agreement may be amended from time to time, and (2) with respect to Original Securities issued after the Issue Date, any Registration Rights Agreement among the Company and the Initial Purchasers providing for the issuance of Exchange Securities in an Exchange Offer registered on an Exchange Registration Statement and the registration of the resale of Securities under a Shelf Registration Statement, as each such agreement may be amended from time to time.
          “Regular Record Date” for the interest payable on any Interest Payment Date means the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
          “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
          “Regulation S Global Security” has the meaning specified in Section 2.01.
          “Regulation S Securities” means the Securities, if any, issued in reliance on Regulation S.
          “Representative Amount” means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.
          “Restricted Global Security” has the meaning specified in Section 2.01.
          “Restricted Payment” means, with respect to any Person:

          (1) any declaration or payment of a dividend or making any other payment or other distribution (including, without limitation, any payment in connection with any merger or consolidation involving such Person or any Restricted Subsidiary of such Person) on or on account of any shares of Capital Stock of such Person or any Restricted Subsidiary of such Person (other than a dividend payable solely in shares of the Qualified Capital Stock of such Person or options, warrants, or other rights to acquire the Qualified Capital Stock of such Person and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary of the Company);
          (2) any payment on account of the purchase, redemption, retirement, or acquisition (including by way of issuing any Indebtedness or Redeemable Stock in exchange for Qualified Capital Stock) of (A) any shares of Capital Stock (including, without limitation, the Exchangeable Preferred Stock, the Junior Exchangeable Preferred Stock and the Class M Preferred Stock) of such Person or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries or any shares of Capital Stock of the direct or indirect parent of such Person or (B) any option, warrant, or other right to acquire shares of Capital Stock of such Person or any Restricted Subsidiary of such Person or any of its Restricted Subsidiaries, in each case, other than pursuant to the cashless exercise of options, warrants or other rights to acquire Capital Stock of such Person;
          (3) any Investment (other than a Permitted Investment) made by such Person; and
          (4) any payment on or with respect to any Subordinated Indebtedness of such Person, or any redemption, defeasance, repurchase, or other acquisition or retirement for value prior to any scheduled maturity, repayment, or sinking fund payment, of any Subordinated Indebtedness of such Person, except a payment of interest or principal at the stated maturity thereof;
          provided, that the term “Restricted Payment” does not include the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock.
          “Restricted Subsidiary” of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.
          “Rule 144” means Rule 144 under the Securities Act (or any successor provision) as it may be amended from time to time.
          “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
          “Rule 144A Securities” means the Securities purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, other than the Regulation S Securities.

          “S&P” means Standard & Poor’s Ratings Services and its successors.
          “Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.
          “Securities” means securities designated in the first paragraph of the recitals of the Company and includes the Exchange Securities.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Act Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Rule 144A Security or an Regulation S Security.
          “Securities Payment” means any payment or distribution of any kind or character, whether in cash, property, or securities, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Securities or on account of any purchase or other acquisition of the Securities by the Company or any Subsidiary of the Company (in each case, other than a payment in the form of Permitted Junior Securities). For purposes of this definition, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Securities are so subordinated as provided in Article XII hereof.
          “Security Registrar” and “Security Register” have the respective meanings specified in Section 3.06.
          “Senior Indebtedness” means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding) on
          (1) Indebtedness of the Company created pursuant to the Credit Agreement and all other obligations thereunder or under the notes, security documents,

pledge agreements, Hedge Agreements, or other agreements or instruments executed in connection therewith;
          (2) the Senior Secured Notes and the Senior Unsecured Notes;
          (3) Indebtedness of the Company created pursuant to any vendor financing Incurred for the acquisition, construction, or improvement by the Company or any Restricted Subsidiary of assets in the Wireless Communications Business;
          (4) all other Indebtedness of the Company for borrowed money referred to in the definition of Indebtedness other than clauses (4), (6), and (10) thereof (and clause (9) thereof to the extent applicable to Indebtedness Incurred under clauses (4) and (6) thereof), whether Incurred on or prior to the Issue Date, other than the Securities; and
          (5) amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness;
          provided, however, that the following shall not constitute Senior Indebtedness:
          (A) any Indebtedness owed to a Person when such Person is a Restricted Subsidiary of the Company,
          (B) any Indebtedness which by the terms of the instrument creating or evidencing the same is expressly made equal or subordinate in right of payment to the Securities,
          (C) any Indebtedness Incurred in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (C) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an Officers’ Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the Indenture; provided that the holder(s) of such Indebtedness or their representative shall not have received prior to the Incurrence of such Indebtedness a written notice from the trustee advising them that such Incurrence violates the terms of the Indenture), or
          (D) any Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company, including, without limitation, the Existing Senior Subordinated Notes, the Senior Subordinated Exchange Debentures, and the Additional Senior Subordinated Exchange Debentures.
          “Senior Nonmonetary Default” means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or an administrative agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.
          “Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, or otherwise.
          “Senior Secured Notes” means the Senior Secured Floating Rate Notes due 2010 and the 8 1/4% Senior Secured Notes due 2012 of the Company.
          “Senior Unsecured Notes” means the 9 7/8% Senior Notes due 2010 of the Company.
          “Senior Subordinated Exchange Debentures” means the senior subordinated debentures that may be issued by the Company in accordance with the terms of the Exchangeable Preferred Stock in effect on the Issue Date.
          “SFAS 150” means Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” of the Financial Accounting Standards Board.
          “Shelf Registration Statement” means a “shelf” registration statement under which resales of Securities by the holders thereof are registered under the Securities Act pursuant to a Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary of the Company that is a “significant subsidiary” as defined in Article 1-02(w) of Regulation S-X under the Securities Act.
          “Special Record Date” has the meaning specified in Section 3.08(a).
          “Stated Maturity,” when used with respect to any Security or any installment of interest or Liquidated Damages thereon, means the date specified in such Security as the date on which the principal of such Security or such installment of interest or Liquidated Damages is due and payable.
          “Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary of the Company, whether outstanding on the date hereof or hereafter Incurred, which is by its terms expressly subordinate or junior in right of payment to the Securities.
          “Subsidiary” means, as applied to any Person, (1) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors’ qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (2) any other entity which is directly or indirectly controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.
          “Successor Company” has the meaning specified in Section 8.01(b).
          “Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
          “Telecommunications Business” means the business of (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (2) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, or (3) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in clauses (1) or (2) above (in the case of this clause (3), however, in a manner consistent with the Company’s manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Offering Memorandum; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Company’s Board of Directors.
          “Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).
          “Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company.
          “Transaction Date” has the meaning specified in the definition of Operating Cash Flow Ratio.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.05; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
          “U.S. Government Obligations” has the meaning specified in Section 13.04(a).
          “Unrestricted Subsidiary” of any Person means (1) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. Any Subsidiary of the Company may be designated by the Board of Directors of the Company as an Unrestricted Subsidiary by a Board Resolution, but only if the Subsidiary:
                    (1) has no Indebtedness other than Non-Recourse Debt;
                    (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
                    (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
                         (a) to subscribe for additional Capital Stock or
                         (b) to maintain or preserve that Person’s financial condition or to cause that Person to achieve any specified levels of operating results; and
                    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company that does not constitute Senior Indebtedness.
Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to that designation and an Officers’ Certificate certifying that that designation complied with the preceding conditions and was permitted by Section 10.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall, after that time, cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under Section 10.08, the Company shall be in default of that covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and that designation shall only be permitted if:
               (A) the Indebtedness is permitted under Section 10.08 of this Indenture, calculated on a pro forma basis as if that designation had occurred at the beginning of the Reference Period, and
               (B) no Default or Event of Default would occur or be in existence following that designation.
Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the Issue Date and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors as a Restricted Subsidiary in accordance with the terms of this Indenture.
          “Voting Power” of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.
          “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.
          “Wireless Alliance” means Wireless Alliance LLC, a Minnesota limited liability company.
          “Wireless Communications Business” means any business substantially related to the ownership, development, operation or acquisition of wireless communications services permitted under the Federal Communications Commission’s (the “FCC”) Commercial Mobile Radio Services rules (and the related provisions of the FCC’s Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.
          Section 1.02 Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as in his or her reasonable judgment is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.
          Section 1.03 Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          Section 1.04 Acts of Holders; Record Date.
               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.
               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
               (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
               (d) The ownership of Securities shall be proved by the Security Register.
               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          Section 1.05 Notices, Etc., to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Trust Officer, or
          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, Attention: Chief Executive Officer, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
          Section 1.06 Notice to Holders; Waiver.
          Where this Indenture provides for communication with or notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
          Section 1.07 Conflict with Trust Indenture Act.
          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be part of and govern this Indenture, the provisions of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of this Indenture shall be deemed to apply.

          Section 1.08 Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          Section 1.09 Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          Section 1.10 Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 1.11 Benefits of Indenture and Securities.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness (subject to Article XII and XIII hereof) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 1.12 Governing Law.
          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
          Section 1.13 Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security is not a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, Liquidated Damages, if any, or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be, if such payment is made on such next succeeding Business Day.

Section 1.14	No Personal Liability of Directors, Officers, Employees, and Shareholders
          No director, officer, employee, incorporator, or shareholder of the Company or its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
          Section 1.15 Counterparts
          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.
ARTICLE II
SECURITY FORMS
          Section 2.01 Forms Generally.
          The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
          The Rule 144A Securities shall initially be represented by one or more Securities in registered, global form without coupons (collectively, the “Restricted Global Security”). The Regulation S Securities shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the “Regulation S Global Security” and, together with the Restricted Global Security, the “Global Securities”). The Global Securities shall be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

          Section 2.02 Form of Face of Security
          Rule 144A Securities and the Regulation S Securities (including beneficial interests in the Global Securities and, subject to Section 3.06(c), their Successor Securities) shall be subject to certain restrictions on transfer and shall bear a legend in substantially the following form:
          “THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ITS SUBSIDIARIES, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”
          [If the Security is a Global Security, then insert — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

          [If the Security is a Global Security and The Depository Trust Company is to be the Depositary therefor, then insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     SENIOR SUBORDINATED FLOATING RATE [SERIES B]1 NOTES DUE 2012

No.	$
[If Restricted Global Security — CUSIP Number 781904 AN 7]
[If Regulation S Global Security — CUSIP Number U74991 AF 4]
[If Exchange Security — CUSIP Number 781904 AP 2]
          Rural Cellular Corporation, a corporation duly organized and existing under the laws of Minnesota (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___, or its registered assigns, the principal sum of ___ Dollars [if the Security is a Global Security, then insert — , or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on November 1, 2012.
          The Company shall pay interest in cash on the principal amount hereof from November 7, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a floating rate per annum, reset quarterly on each Interest Payment Date, equal to LIBOR (as defined) plus 5.75% per annum, until the principal amount hereof is paid or made available for payment. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) in cash (to the extent that the payment of such interest shall be legally enforceable) at a at a floating rate per annum, reset quarterly on each Interest Payment Date, equal to LIBOR (as defined) plus 5.75% on any overdue principal and premium, if any, and on any overdue installment of interest and Liquidated Damages (without regard to any applicable grace periods), if any, until paid. The Company shall pay Liquidated Damages, if any, in cash as provided in the Registration Rights Agreement. The Company shall pay interest

[1]	Include only for Exchange Securities.

and Liquidated Damages, if any, quarterly on February 1, May 1, August 1 and November 1 in each year, commencing February 1, 2006.
     The interest [if the Security is an Original Security, then insert —, or Liquidated Damages, if any,] so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date [if the Security is an Original Security, then insert —, provided that any accrued and unpaid interest (and Liquidated Damages, if any) on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date]. Any such interest or Liquidated Damages not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
          Payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any), on this Security shall be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest or Liquidated Damages, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, if a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest, premium, if any, or Liquidated Damages, if any, on that Holder’s Securities in accordance with those instructions.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
     Dated:

RURAL CELLULAR CORPORATION

By:
Name:
Title:
          Section 2.03 Form of Reverse of Security.
          This Security is one of a duly authorized issue of securities of the Company designated as its Senior Subordinated Floating Rate [Series B]2 Notes due 2012 (herein called the “Securities”) issued and to be issued under an Indenture, dated as of November 7, 2005 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          Initially, Wells Fargo Bank, National Association will act as Paying Agent, Calculation Agent and Registrar. The Company may change any Paying Agent, Calculation Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
          On or after November 1, 2007, the Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of the principal amount thereof), if redeemed during the 12-month period beginning November 1 of the years indicated,

Year	Redemption Price
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

[2]	Include only for Exchange Securities.

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
          Notwithstanding the foregoing, at any time prior to November 1, 2007, the Company may, in one or more transactions, redeem up to a total of 35% of the aggregate principal amount of Securities actually issued under the Indenture (including Additional Securities, if any) from the net cash proceeds of an Equity Offering at a Redemption Price of 100% of the principal amount thereof plus a premium equal to the interest payable on such Securities for one year (based on the interest rate in effect at the time the Company gives notice of redemption pursuant to Section 11.05 of the Indenture), together with accrued and unpaid interest and Liquidated Damages, if any, on the Securities redeemed to but excluding the Redemption Date; provided, that at least 65% in aggregate principal amount of Securities issued under the Indenture (including Additional Securities, if any) remains outstanding immediately following such redemption. Any such redemption must be made within 45 days after the related Equity Offering. Securities held by the Company or any of its Subsidiaries will not be deemed to be “outstanding.”
          Notice of any optional redemption of the Securities (or portion thereof) will be given by first-class mail to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding Securities are to be redeemed, principal amounts of the particular Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Security to be redeemed and the place or places where such Securities are to be surrendered for payment of the Redemption Price.
          If less than all the Securities are to be redeemed at any time, the Trustee, subject to the rules of the Depositary, will select Securities for redemption as follows:
          (1) if the Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Securities are listed; or
          (2) if the Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.
          The Securities do not have the benefit of any sinking fund obligations.
          In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.
          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared, or may automatically become, due and payable in the manner and with the effect provided in the Indenture.
          The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for the Securities.
          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any), interest (and Liquidated Damages, if any), on this Security at the time, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges or fees required by law payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          Interest on the Securities shall be computed by the Company as follows:
                    (i) The amount of interest for each day that the Securities are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.
                    (ii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
                    (iii) The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
The Calculation Agent will, upon the request of the Holder of any Security, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, its Restricted Subsidiaries and the Holders of the Securities.

          [if the Security is an Original Security, then insert—Liquidated Damages on Original Securities shall be computed on the basis of a seven-day week, and the number of days actually elapsed.]
          All terms used in this Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event that any provision in this Security conflicts with any provision in the Indenture, the provision contained in the Indenture shall control.
          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereunder that would indicate the applicability of the laws of any other jurisdiction.

OPTION OF HOLDER TO ELECT PURCHASE
Choose one:
          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.14 or 10.16 of the Indenture, check the box: ☐
          If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.14 or 10.16 of the Indenture, state the amount: $___

Dated:	Your Signature:
(Sign exactly as name appears on
the other side of this Security)

Signature Guarantee:
(Signature must be guaranteed
by a member firm of the New York
Stock Exchange or a commercial
bank or trust company)

Section 2.04	Form of Trustee’s Certificate of Authentication.
This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

ARTICLE III
THE SECURITIES
          Section 3.01 Title and Terms.
          Subject to Section 3.03, the Trustee shall authenticate Original Securities for original issue on the date of this Indenture in the aggregate principal amount of $175,000,000. With respect to any securities issued after the date of this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to this Indenture), there shall be established in or pursuant to a resolution of the Board of Directors of the Company, and subject to Section 3.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities (“Additional Securities”):
          (1) the aggregate principal amount of such Additional Securities that may be authenticated and delivered under this Indenture;
          (2) the issue price and issuance date of such Additional Securities that may be authenticated and delivered under this Indenture; and
          (3) that such Additional Securities shall be issuable in the same form as the then Outstanding Securities and having the same terms (other than with respect to transfer restrictions and registration rights) as the then Outstanding Securities and the same depositaries.
          The Original Securities shall be known and designated as the “Senior Subordinated Floating Rate Notes due 2012” and the Exchange Securities shall be known and designated as the “Senior Subordinated Floating Rate Series B Notes due 2012,” in each case, of the Company. Their Stated Maturity shall be November 1, 2012 and they shall bear interest at a floating rate per annum, reset quarterly on each Interest Payment Date, equal to LIBOR (as defined) plus 5.75% per annum, from November 7, 2005 or from the most recent Interest Payment Date to which interest has been paid in cash or duly provided for, as the case may be, payable quarterly on each Interest Payment Date commencing on February 1, 2006, to the Holders of record on the immediately preceding Regular Record Date until the principal thereof is paid or made available for payment; provided, however, that the Original Securities shall be subject to the payment of Liquidated Damages, if any, as set forth in the Registration Rights Agreement. The Liquidated Damages, if any, so payable, and punctually paid or duly provided for in respect of any Security, on any Interest Payment Date shall, as provided in this Indenture and the Registration Rights Agreement, be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, immediately preceding such Interest Payment Date. Accrued Liquidated Damages, if any, shall be paid in cash in arrears quarterly on each Interest Payment Date, in each year and the amount of accrued Liquidated Damages shall be determined on the basis of a seven-day week, and the number of days actually elapsed and computed as provided in Section 3.11.
          The principal of (and premium, if any) and interest (and Liquidated Damages, if any), on the Securities shall be payable at the Corporate Trust Office or at the office or agency of the Company in the City and State of New York maintained for such purpose; provided, however, that at the option of the Company payment of interest and Liquidated Damages, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, if a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest, premium, if any, and Liquidated Damages, if any, on that Holder’s Securities in accordance with those instructions.
          The Securities shall be subject to repurchase by the Company pursuant to an offer to purchase the securities as provided in Sections 10.14 and 10.16.
          The Securities shall be redeemable as provided in Article XI.
          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XII.
          The Securities shall be subject to defeasance at the option of the Company as provided in Article XIII.
          Section 3.02 Denominations.
          The Securities issued pursuant to this Indenture shall be treated as a single class for all purposes of the Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof.
          Section 3.03 Execution, Authentication, Delivery and Dating.
          The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.
          At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and a like principal amount of Original Securities for cancellation in accordance with Section 3.10 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. Prior to authenticating such Exchange Securities, and accepting any additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, if requested, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating in substance:
               (a) that all conditions hereunder precedent to the authentication and delivery of such Exchange Securities have been complied with and that such Exchange Securities, when such Securities have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
               (b) that the issuance of the Exchange Securities in exchange for Original Securities has been effected in compliance with the Securities Act.
          Each Security shall be dated the date of its authentication.
          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
          Section 3.04 Temporary Securities.
          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
          Section 3.05 Global Securities.
               (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
               (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing a Default or Event of Default with respect to such Global Security or (iii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee, pursuant to instructions received from the Depositary).
               (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.
               (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.06, 10.14, 10.16 or 11.08 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.
               (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 3.06	Registration; Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends.
               (a) Registration; Registration of Transfer and Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. Such Security Register shall distinguish between Original Securities and Exchange Securities.
          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and (except for the differences between Original Securities and Exchange Securities provided for herein) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges or fees required by law that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 3.05, 3.06, 9.06, 10.14, 10.16 or 11.08 not involving any transfer.
          The Company shall not be required (i) to issue, register the transfer of or exchange (x) any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing or (y) any Security tendered by the Holder thereof (and not withdrawn) in connection with any Offer to Purchase as provided in Sections 10.14 and 10.16, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
          The provisions of the “Operating Procedures of the Euroclear System,” the “Terms and Conditions Governing Use of Euroclear,” the “General Terms and Conditions of Clearstream Banking” and the “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held through Euroclear or Clearstream.
               (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.06(b) shall be made only in accordance with this Section 3.06(b).
                    (i) Exchanges Between the Restricted Global Security and the Regulation S Global Security.
                    (A) Beneficial interests in the Restricted Global Security may be exchanged for beneficial interests in the Regulation S Global Security and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.
                    (B) A beneficial interest in the Restricted Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certification on behalf of the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act.
                    (C) Prior to the expiration of the Distribution Compliance Period, a beneficial interest in the Regulation S Global Security may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Security only if such transfer is made pursuant to Rule 144A and the transferor first delivers to the Trustee a written certification on behalf of the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction complying with Rule 144A and any applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Distribution Compliance Period, this certification requirement shall no longer apply to such transfers.
                    (D) Any beneficial interest in one of the Global Securities that is exchanged for an interest in the other Global Security shall cease to be an interest in such Global Security and shall become an interest in the other Global Security. Accordingly, such interest shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
                    (E) Any exchange of a beneficial interest in the Regulation S Global Security for a beneficial interest in the Restricted Global Security or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdrawal at Custodian (“DWAC”) system.

                    (ii) Exchanges of Global Securities for Certificated Securities. A beneficial interest in a Global Security may not be exchanged for a Security in certificated form except as provided in Section 3.05(b). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security. Any such exchange shall be effected only through the DWAC System, and an appropriate adjustment shall be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Security.
               (c) Securities Act Legends. Rule 144A Securities and their respective Successor Securities shall bear a Securities Act Legend, and Regulation S Securities and their Successor Securities shall bear a Securities Act Legend, subject to the following:
                    (i) subject to the following clauses of this Section 3.06(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;
                    (ii) subject to the following clauses of this Section 3.06(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security;
                    (iii) Registered Securities shall not bear a Securities Act Legend;
                    (iv) in connection with a transfer or exchange of Securities or beneficial interests therein, (1) a new Security not bearing a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof bearing such a legend and (2) beneficial interests in a Security bearing a Securities Act Legend may be exchanged for beneficial interests in a Security not bearing such a legend, in each case, only if:
                    (A) such transfer or exchange is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement, and the recipient of such Securities or beneficial interests certifies that it is not (1) a broker-dealer, (2) a Person participating in a distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
                    (B) such transfer or exchange is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                    (C) such transfer or exchange is effected by a broker-dealer registered under the Exchange Act pursuant to an Exchange Registration Statement;
                    (D) in the case of a transfer of a Security or beneficial interest therein, (1) the transferor certifies in writing to the Security Registrar that (I) the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act, (II) such transfer is being effected pursuant to (x) Rule 144, (y) Rule 903 or 904 of Regulation S or (z) another exemption from registration under the Securities Act and (III) such transfer is in compliance with all applicable state securities laws, and (2) if the Security Registrar so requests (or if required by any Applicable Procedures), the Security Registrar has received an Opinion of Counsel in form reasonably acceptable to the Security Registrar that such transfer is in compliance with the Securities Act, and the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act; or
                    (E) in the case of an exchange by an owner of a Security with a Securities Act Legend (or beneficial interest therein) for a Security without a Securities Act Legend (or beneficial interest therein), (1) such owner certifies in writing to the Security Registrar that (I) the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act, (II) the Security (or beneficial interest therein) being received in the exchange by such owner is being acquired for such owner’s own account without transfer, (III) such exchange is being effected in compliance with the Securities Act and with all transfer restrictions applicable to the Security (or beneficial interest therein) contained in this Indenture, and (IV) such transfer is in compliance with all applicable state securities laws, and (2) if the Security Registrar so requests (or if required by any Applicable Procedures), the Security Registrar has received an Opinion of Counsel in form reasonably acceptable to the Security Registrar that such transfer is in compliance with the Securities Act, and the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act; and
                    (v) notwithstanding the foregoing provisions of this Section 3.06(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall bear a Securities Act Legend if the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Securities Act Legend in exchange for such Successor Security as provided in this Article III.

Section 3.07	Mutilated, Destroyed, Lost and Stolen Securities.
          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charges or fees required by law that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security is at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08	Payment of Interest; Interest Rights Preserved.
          Interest or Liquidated Damages, if any, on any Security that are payable, and are punctually paid or duly provided for, on an Interest Payment Date, shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or Liquidated Damages, if any.
          Any interest or Liquidated Damages on any Security that are payable, but are not punctually paid or duly provided for, on an Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been held by such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

               (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a date (a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
               (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section 3.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest or Liquidated Damages, if any, accrued and unpaid, and to accrue interest and Liquidated Damages, if any, which were carried by such other Security.

Section 3.09	Persons Deemed Owners.
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest (and Liquidated Damages, if any), on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the

Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, (ii) for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) for any other matters relating to the actions or practices of the Depository.

Section 3.10	Cancellation.
          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase, pursuant to Section 10.14 or 10.16, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall (subject to the record-retention requirements of the Exchange Act) be disposed of as directed by a Company Order.

Section 3.11	Computation of Interest.
               (a) Interest on the Securities shall be computed by the Company as follows:
                    (i) The amount of interest for each day that the Securities are outstanding (the ‘‘Daily Interest Amount’’) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period;
                    (ii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards); and
                    (iii) The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

                    The Calculation Agent will, upon the request of the Holder of any Security, provide the interest rate then in effect with respect to the Securities. All calculations made by the Company in the absence of manifest error will be conclusive for all purposes and binding on the Company, its Restricted Subsidiaries and the Holders of the Securities.
               (b) Liquidated Damages on Original Securities shall be computed on the basis of a seven-day week, and the number of days actually elapsed.
ARTICLE IV
SATISFACTION AND DISCHARGE

Section 4.01	Satisfaction and Discharge of Indenture.
          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article XII hereof), when
               (a) either
                    (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
                    (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (and Liquidated Damages, if any), to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
               (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
               (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided that relate to the satisfaction and discharge of this Indenture have been satisfied.

          Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02	Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Liquidated Damages, if any), for whose payment such money has been deposited with the Trustee.
ARTICLE V
REMEDIES

Section 5.01	Events of Default.
          “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
               (a) failure to pay the principal of (or premium, if any, on) any Security at its Maturity;
               (b) failure to pay any interest or Liquidated Damages, if any, upon any Security for a period of 30 consecutive days or more after any such amounts become due and payable;
               (c) failure to offer to purchase or to purchase Securities, in the time periods required by this Indenture, required to be purchased by the Company pursuant to Section 10.14 or 10.16;
               (d) failure to perform or comply with, or breach of, Article VIII;
               (e) failure to perform, or breach of, any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically addressed), and continuance of such failure or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
               (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
               (g) a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $20.0 million, excluding amounts covered by insurance, which judgments remain undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal has expired;
               (h) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law (a “Bankruptcy Law”) or (B) a decree or order adjudging the Company or any such Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
               (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant

Subsidiary, or the filing by the Company or any such Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action.

Section 5.02	Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default (other than an Event of Default specified in Section 5.01(h) or (i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (and premium, if any), any accrued interest and Liquidated Damages, if any, shall become immediately due and payable. If an Event of Default specified in Section 5.01(h) or (i) occurs, the principal of (and premium, if any), any accrued interest and Liquidated Damages, if any, on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.
          At any time after such a declaration of acceleration has been made and before a judgment or decree based on acceleration for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:
               (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:
                    (i) all Defaulted Interest on all Securities;
                    (ii) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities;
                    (iii) to the extent that payment of such interest is lawful, interest upon Defaulted Interest, at the rate provided by the Securities; and

                    (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
          and
               (b) all Defaults and Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
          In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if it then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to November 1, 2007 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to November 1, 2007, then, upon acceleration of the Securities, an additional premium shall also become and be immediately due and payable at an amount, for each of the years beginning November 1 of each of the years set forth below, as set forth below (expressed as a percentage of the principal amount of each Security):

Year	Percentage
2005	4.000%
2006	3.000%

Section 5.03	Collection of Indebtedness and Suits for Enforcement by Trustee.
          If an Event of Default specified in Section 5.01(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.04	Trustee May File Proofs of Claim.
          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and, subject to Article XII, to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors committee.

Section 5.05	Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06	Application of Money Collected.
          Subject to Article XII, any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal (or premium, if any) or interest (or Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 6.07;

          SECOND: To the extent provided in Article XII, to the holders of Senior Indebtedness in accordance with Article XII;
          THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (and Liquidated Damages, if any), on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest (and Liquidated Damages, if any), respectively; and
          FOURTH: To the Company or to such party as a court of competent jurisdiction shall direct.

Section 5.07	Limitation on Suits.
          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
               (a) such Holder has previously given written notice to the Trustee of an Event of Default;
               (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
               (c) if requested by the Trustee, such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and
               (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever, by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08	Unconditional Right of Holders to Receive Principal, Premium, Interest and Liquidated Damages.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), (subject to Section 3.08) interest and Liquidated Damages, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, on or after such respective dates and such rights shall not be impaired without the consent of such Holder.

Section 5.09	Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10	Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11	Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12	Control by Holders.
          The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:
               (a) such direction shall not be in conflict with any rule of law or with this Indenture;

               (b) the Trustee may take any other action deemed proper by the Trustee in furtherance of or consistent with, such direction; and
               (c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceedings so directed might involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interest of Holders of the Securities not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Section 5.13	Waiver of Past Defaults.
          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default:
               (a) in the payment of the principal of (or premium, if any) or interest (or Liquidated Damages, if any), on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company); or
               (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14	Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.08 or a suit by the Holders of more than 10% in aggregate principal amount of the Securities.

Section 5.15	Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI
THE TRUSTEE

Section 6.01	Certain Duties and Responsibilities.
               (a) The duties and responsibilities of the Trustee shall be as provided in this Indenture and by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
               (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
                    (i) this Section 6.01(b) does not limit the effect of Section 6.03;
                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a trust officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

Section 6.02	Notice of Defaults.
          The Trustee shall give the Holders notice of any Event of Default hereunder within 90 days after the occurrence thereof as and to the extent provided by the Trust Indenture Act. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest (or Liquidated Damages, if any), on any Securities, the Trustee may withhold the notice to the Holders if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.

Section 6.03	Certain Rights of Trustee.
          Subject to the provisions of Section 6.01:
               (a) except during the continuance of an Event of Default the Trustee shall undertake to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;
               (b) except during the continuance of a Default or an Event of Default, in the absence of bad faith in its part, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers’ Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that the Trustee shall examine all Officers’ Certificates, opinions and other documents produced pursuant to the requirements of this Indenture to determine whether or not they conform to the requirements of this Indenture;
               (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
               (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate; provided that the Trustee shall examine such Officer’s Certificate to determine whether or not it conforms to the requirements of this Indenture;
               (e) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
               (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested to do so by the Holders of not less than a 10% of the aggregate principal amount of the Securities then Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company;
               (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
               (i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
               (j) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise provided herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company; and
               (k) except for (i) a Default under Sections 5.01(a), (b) or (c) hereof, or (ii) any other Default or Event of Default of which the Trustee has “actual knowledge” the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such Default or Event of Default in accordance with this Indenture. As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

Section 6.04	Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05	May Hold Securities.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06	Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed with the Company.

Section 6.07	Compensation and Reimbursement.
          The Company agrees:
               (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
               (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
               (c) to indemnify the Trustee and any predecessor Trustee in any capacity under this Indenture and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee or such agents, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and interest (and Liquidated Damages, if any), on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article V hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

Section 6.08	Disqualification; Conflicting Interests.
          If the Trustee has or acquires a “conflicting interest” within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Neither the Company nor any Affiliate of the Company shall serve as the Trustee. The Trustee is subject to Section 310(b) of the Trust Indenture Act.

Section 6.09	Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (including, without limitation, Sections 310(a)(1), (2) and (5) thereof) to act as such and has (or in the case of a Person included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100.0 million and its Corporate Trust Office in New York City or Minneapolis. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.10	Resignation and Removal; Appointment of Successor.
               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
               (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
               (d) If at any time:
                    (i) the Trustee fails to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or

                    (ii) the Trustee ceases to be eligible under Section 6.09 and fails to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or
                    (iii) the Trustee becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
               (e) If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee is appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee has been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11	Acceptance of Appointment by Successor.
          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the

Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee is qualified and eligible under this Article VI.

Section 6.12	Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13	Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been replaced shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.14	Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 3.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or in the case of a corporation included in a bank holding company system, the related bank holding company having) a combined capital and surplus of not less than $100.0 million and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent is a party, or any corporation succeeding to the Corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless it is eligible under the provisions of this Section 6.14.
          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.
          If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:

As Authenticating Agent

By:

Authorized Officer
ARTICLE VII
HOLDERS’ LISTS AND REPORTS
BY TRUSTEE AND COMPANY

Section 7.01	Company to Furnish Trustee Names and Addresses of Holders.
          The Company shall furnish or cause to be furnished to the Trustee
               (a) quarterly, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02	Preservation of Information; Communications to Holders.
               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
               (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
               (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.
          Section 7.03 Reports by Trustee.
               (a) The Trustee shall transmit to the Holders such reports required pursuant to the Trust Indenture Act as promptly as practicable after each May 15 and beginning on May 15, 2004, or at such other time as may be provided in the Trust Indenture Act, in the manner provided in the Trust Indenture Act.
               (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

Section 7.04	Reports by Company.
               (a) The Company shall file with the Commission, and provide to the Trustee and the Holders, annual reports and such other information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act.
               (b) Whether or not required by the rules and regulations of the Exchange Act or the Commission, so long as any of the Securities remain outstanding, the Company shall:
                    (i) furnish to the Holders and the Trustee
                    (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
                    (B) all current reports that would be required to be filed with the Commission on Form 8-K of the Exchange Act if the Company were required to file such reports; and

                    (ii) file a copy of all such information and reports referred to in (i)(A) and (i)(B) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations, unless the Commission does not accept such filings, and make such information and reports available to securities analysts and prospective investors upon request.
               (c) If the Company at any time is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act (or any successor provisions) at any time while any Security constitutes a “restricted security” within the meaning of Rule 144, the Company shall take all actions necessary to permit resales of the Original Securities (or any Successor Securities) to be made pursuant to Rule 144A, including furnishing to any holder of such a Security (or a beneficial interest therein), or to any prospective purchaser designated by such holder, upon the request of such holder, such financial and other information as may be required to be delivered under paragraph (d)(4) of Rule 144A to permit such resales and such information that would be required if the Company were subject to the informational requirements of Sections 13 or 15(d) of the Exchange Act.
ARTICLE VIII
CONSOLIDATION, MERGER,
CONVEYANCE, TRANSFER OR LEASE

Section 8.01	Company May Consolidate, Etc. Only on Certain Terms.
          The Company shall not, directly or indirectly, consolidate with or merge into any other Person, shall not permit any other Person to consolidate with or merge into the Company, and shall not, directly or indirectly, transfer, sell, convey, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (in one transaction or a series of related transactions); unless:
               (a) immediately after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;
               (b) (i) the Company is the surviving entity or (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (a “Successor Company”) is a corporation that is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and, by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
               (c) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be not less than 100% of the Consolidated Net Worth of the Company immediately prior to such transaction;
               (d) (1) immediately after giving effect to such transaction, and treating any Indebtedness Incurred by the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the Company or the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 10.08 or (2) the Operating Cash Flow Ratio for the Company, or the Successor Company, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the Reference Period, not be greater than such Operating Cash Flow Ratio for the Company immediately prior to such transaction; and
               (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers’ Certificate, setting forth the manner of determination of the Company’s (or the Successor Company’s, as the case may be) Consolidated Net Worth in accordance with clause (c) of this Section 8.01 and ability to Incur Indebtedness in accordance with clause (d) of this Section 8.01, except as provided below.
          Notwithstanding the foregoing, the Company may do the following without complying with clause (d) above: (1) any Change of Domicile transaction or (2) the creation of, or the merger, amalgamation, combination or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary for the purpose of forming, a holding company whose only substantial asset is the Capital Stock of the Company, with any such holding company structure being disregarded.

Section 8.02	Successor Substituted.
          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 8.01, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (1) to cure any ambiguity, defect or inconsistency;
          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;
          (3) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a consolidation, amalgamation, combination or merger or sale of all or substantially all of the Company’s assets in accordance with the provisions described in Article VIII;
          (4) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;
          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
          (6) to evidence and provide for the acceptance of appointment of a successor Trustee; or
          (7) to provide for the issuance of Additional Securities in accordance with this Indenture.

Section 9.02	Supplemental Indentures with Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

               (a) change the Stated Maturity of the principal of, or any installment of interest or Liquidated Damages, if any, on, any Security;
               (b) reduce the principal amount of, or premium, if any, or interest or Liquidated Damages, if any, on any Security;
               (c) change the place or currency of payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on any Security;
               (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, except a rescission of acceleration of the Securities pursuant to Section 5.02;
               (e) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required to amend this Indenture or for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture;
               (f) modify any of the provisions of this Section 9.02, Section 5.13 or Section 10.19, except to increase any percentage specified in any such provision or to provide that additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;
               (g) modify or add any provision of this Indenture affecting the ranking of the Securities in a manner that adversely affects the Holders of the Securities; or
               (h) following the mailing of an Offer to Purchase Securities pursuant to Sections 10.14 or 10.16, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder; or
               (i) alter the Redemption Price or other provisions regarding optional redemption of the Securities specified in the form of Security set forth in Article II or waive a redemption payment with respect to any Security thereunder.
          The modification of a definition in this Indenture or a Security, to the extent such modification affects the interpretation of any provision whose modification is restricted as provided in clauses (a) through (i) above, shall be deemed to be a modification of such provision.
          It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03	Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized pursuant to, is permitted by, and that all conditions precedent have been met under, this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04	Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article XII in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions without prior written consent of all of the holders of Senior Indebtedness.

Section 9.05	Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

Section 9.06	Reference in Securities to Supplemental Indentures.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 9.07	Notice of Supplemental Indenture.
          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.02, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

Section 9.08	Revocation and Effect of Consents.
          Until a supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security, and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the supplemental indenture or waiver becomes effective. A supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
ARTICLE X
COVENANTS

Section 10.01	Payment of Principal, Premium and Interest.
          The Company shall duly and punctually pay the principal of (and premium, if any), and interest (and Liquidated Damages, if any) on the Securities in accordance with the terms of the Securities, this Indenture and the Registration Rights Agreement.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities, to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on Defaulted Interest (without regard to any applicable grace period) at the same rate, to the extent lawful.

Section 10.02	Maintenance of Office or Agency.
          The Company shall maintain in the Borough of Manhattan, New York City, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, New York City) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The

Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03	Money for Security Payments to be Held in Trust.
          If the Company at any time acts as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest (or Liquidated Damages, if any) on any of the Securities segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act. The Company hereby appoints the Trustee as the Paying Agent as of the Issue Date.
          Whenever the Company has one or more Paying Agents, other than the Company, it shall, prior to each due date of the principal of (and premium, if any), or interest (and Liquidated Damages, if any) on any Securities, deposit to such Paying Agent a sum sufficient to pay such amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.
          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent shall:
               (a) hold all sums held by it for the payment of the principal of (or premium, if any) or interest (or Liquidated Damages, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums are paid to such Persons or otherwise disposed of as herein provided;
               (b) give the Trustee prompt written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, if any, Liquidated Damages, if any, or interest; and
               (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), Liquidated Damages, if any, or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any), Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be publicly disseminated notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 10.04	Existence.
          The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not materially adverse to the Holders of the Securities; provided further, that this Section 10.04 does not prohibit any transaction permitted by Section 10.14 or Article VIII.

Section 10.05	Maintenance of Properties.
          The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any such Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 10.06	Payment of Taxes.
          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (l) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its

Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.07	Maintenance of Insurance.
          The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

Section 10.08	Limitation on Consolidated Indebtedness.
          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that the Company may Incur Indebtedness, if, after giving effect thereto, the Company’s Operating Cash Flow Ratio would have been less than 7.5 to 1.0.
          Notwithstanding the above, the Company and its Restricted Subsidiaries may Incur the following Indebtedness without regard to the above limitations:
               (a) Indebtedness evidenced by the Securities on the Issue Date and a like principal amount of Exchange Securities to be issued pursuant to the terms of the Registration Rights Agreement;
               (b) Indebtedness, letters of credit and bankers’ acceptances Incurred by the Company under the Credit Agreement in an aggregate principal amount not to exceed $125,000,000 at any time outstanding, reduced by the amount of repayments and permanent reductions of Indebtedness Incurred under this clause (b) due to the application of Net Cash Proceeds after the Issue Date pursuant to Section 10.14;
               (c) Indebtedness of the Company or any of its Restricted Subsidiaries owing to the Company or any of its Restricted Subsidiaries (“Intercompany Indebtedness”); provided that (A) in the case of any such Indebtedness of the Company, such obligations will be unsecured and subordinated by their terms in all respects to the Holders’ rights pursuant to the Securities, and (B) if any event occurs that causes a Person that is a Restricted Subsidiary to no longer be a Restricted Subsidiary, then this clause (c) will no longer be applicable to such Indebtedness of that Person;
               (d) Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or to renew, replace, extend, refinance or refund, any Indebtedness of the Company or such Restricted Subsidiary Incurred pursuant to clauses (a), (d), (f), (h), (k), (n) or (o) of this Section 10.08 or pursuant to the first paragraph of this Section 10.08, which Indebtedness was outstanding or committed on the date of exchange, renewal, replacement, extension, refinancing or refunding; provided, however, that:
                    (A) such Indebtedness does not exceed the principal amount (or in the case of Redeemable Stock or Preferred Stock that constitutes Indebtedness, the aggregate redemption or repurchase price or liquidation value) of outstanding or committed Indebtedness so exchanged, renewed, replaced, extended, refinanced or refunded plus all accrued interest, dividends and premiums on the Indebtedness and all fees, expenses, penalties and premiums incurred in connection therewith;
                    (B) such exchanging, renewing, replacing, extending, refinancing or refunding Indebtedness has (x) a final maturity that is later than the final maturity of the Indebtedness being so exchanged, renewed, replaced, extended, refinanced or refunded, and (y) an Average Life, at the time of such exchange, renewal, replacement, extension, refinancing or refunding of such Indebtedness, that is equal to or greater than the Average Life of the Indebtedness being so exchanged, renewed, replaced, extended, refinanced or refunded;
                    (C) in the case of any exchanging, renewing, replacing, extending, refinancing or refunding of Indebtedness subordinated to the Securities, the exchanging, renewing, replacing, extending, refinancing or refunding Indebtedness ranks subordinate in right of payment to the Securities to substantially the same extent as, or to a greater extent than, the Indebtedness so exchanged, renewed, replaced, extended, refinanced or refunded;
                    (D) the Exchangeable Preferred Stock, the Junior Exchangeable Preferred Stock and the Class M Preferred Stock (and any Preferred Stock that is Redeemable Stock issued to exchange, renew, replace, extend, refinance or refund any of the foregoing) (collectively, the “Refinanced Preferred Stock”) may be exchanged, renewed, replaced, extended, refinanced or refunded pursuant to this clause (D) only by the incurrence of Qualified Stock that ranks equally with or junior to the Refinanced Preferred Stock; and
                    (E) no Indebtedness of the Company may be exchanged, renewed, replaced, extended, refinanced or refunded by the Incurrence of Indebtedness or the issuance of Capital Stock by any Restricted Subsidiary;
          (e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries under Hedge Agreements to protect the Company or any of its Restricted Subsidiaries from interest or foreign currency risk on Indebtedness permitted to be Incurred by this Indenture or to manage such risk; provided, that the notional principal amount of any such Hedge Agreements does not exceed the principal amount of Indebtedness to which such Hedge Agreements relate, and such Hedge Agreements are not for speculative purposes;

               (f) Indebtedness of the Company and its Restricted Subsidiaries existing on the Issue Date (other than Indebtedness Incurred under clause (c) of this Section 10.08) (“Existing Indebtedness”);
               (g) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred under the Credit Agreement in accordance with this Section 10.08;
               (h) Acquired Indebtedness of the Company; provided that, on a pro forma basis after giving effect to the Incurrence of such Acquired Indebtedness, the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 10.08;
               (i) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance, bid, surety, appeal or similar bonds or completion or performance guarantees provided in the ordinary course of business;
               (j) Indebtedness of the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than guarantees of, or similar obligations under, Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;
               (k) Indebtedness of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Indebtedness Incurred pursuant to clause (d) of this Section 10.08 above in exchange for, or to renew, replace, extend, refinance or refund any Indebtedness Incurred pursuant to this clause (k), not to exceed the greater of 1.0% of Total Assets at any time outstanding and $12.0 million;
               (l) Indebtedness of the Company or any of its Restricted Subsidiaries owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or any of its Restricted Subsidiaries, in each case Incurred in the ordinary course of business;

               (m) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days after its Incurrence;
               (n) Indebtedness of any Restricted Subsidiary of the Company which does not exceed $50 million in the aggregate for all such Restricted Subsidiaries at any time outstanding under this clause (n) (excluding any Intercompany Indebtedness or Acquired Indebtedness that is otherwise permitted to be Incurred under this Indenture); provided that a Restricted Subsidiary may not Incur any Indebtedness under this clause (n), unless the Company’s Operating Cash Flow Ratio is less than 7.5 to 1.0 and the Adjusted Operating Cash Flow Ratio of such Restricted Subsidiary is less than 6.0 to 1.0; and
               (o) Indebtedness of the Company or any of its Restricted Subsidiaries, other than Indebtedness permitted pursuant to clauses (a) through (n) of this Section 10.08, which does not exceed $35 million at any time outstanding including all Indebtedness Incurred pursuant to clause (d) of this Section 10.08 in exchange for, or to renew, replace, extend, refinance or refund any such Indebtedness.
          For the avoidance of doubt, all Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been Incurred under clause (b) of this Section 10.08. For purposes of determining compliance with this Section 10.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clause (a) and clauses (c) through (o) of this Section 10.08, or is entitled to be Incurred pursuant to the first paragraph of this Section 10.08, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify such item of Indebtedness, in any manner that complies with this Section 10.08.
          The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and payments of dividends on Redeemable Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Stock or Preferred Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Redeemable Stock or Preferred Stock for the purposes of this Section 10.08.

Section 10.09	Limitation on Preferred Stock of Restricted Subsidiaries.
          The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:
               (a) Preferred Stock outstanding on the Issue Date (“Existing Preferred Stock”);

               (b) Preferred Stock issued to and held by the Company or any Wholly Owned Restricted Subsidiary of the Company;
               (c) Preferred Stock issued by a Person prior to the time such Person became a Restricted Subsidiary of the Company; and
               (d) Preferred Stock issued by a Restricted Subsidiary in exchange for, or the proceeds of which are used to refinance outstanding Preferred Stock of a Restricted Subsidiary; provided that (i) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees and other expenses, penalties and premiums associated with such refinancing and all accrued dividends on such Preferred Stock and (ii) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced.
          The payment of dividends on Preferred Stock in the form of additional shares of the same class of Preferred Stock shall not be deemed to be a creation or issuance of Preferred Stock for purposes of this Section 10.09.

Section 10.10	Limitation on Restricted Payments.
          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to make, directly or indirectly, any Restricted Payment, unless after giving effect to the Restricted Payment:
               (a) no Default or Event of Default has occurred and is continuing;
               (b) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to the Operating Cash Flow Ratio test set forth in the first paragraph of Section 10.08; and
               (c) the total of all Restricted Payments made on or after January 16, 2002 does not exceed the sum, without duplication, of (1) Cumulative Operating Cash Flow less 1.60 times Cumulative Interest Expense, (2) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after January 16, 2002, (3) 100% of the cash proceeds received from an Unrestricted Subsidiary to the extent of Investments (other than Permitted Investments) made in such Unrestricted Subsidiary since January 16, 2002, and (4) to the extent that any Investment, other than a Permitted Investment, that was made after the Issue Date is sold or otherwise liquidated or repaid, or the Person in whom such Investment was made subsequently becomes a Restricted Subsidiary of the Company, the lesser of (x) the cash or Cash Equivalents received upon the sale, liquidation or repayment of such Investment, less the cost of disposition, if any, or the cash plus the Fair Market Value of any assets other than cash held by such Person on the date it becomes a Restricted Subsidiary of the Company, as applicable, and (y) the initial amount of such Investment.

          The foregoing provision shall not be violated by reason of:
          (1) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the preceding provision;
          (2) any refinancing of any Indebtedness otherwise permitted under clauses (b) or (d) of Section 10.08;
          (3) (a) the issuance of the Senior Subordinated Exchange Debentures in exchange for the Exchangeable Preferred Stock in accordance with the terms of the Exchangeable Preferred Stock in effect on the Issue Date; provided, that after giving effect thereto, the Company’s Operating Cash Flow Ratio, would have been less than 6.5 to 1.0, or (b) the issuance of Additional Senior Subordinated Exchange Debentures in exchange for the Junior Exchangeable Preferred Stock in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date; provided, that after giving effect thereto, the Company’s Operating Cash Flow Ratio would have been less than 6.5 to 1.0;
          (4) the purchase, redemption or other acquisition or retirement for value of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;
          (5) the making of any Investment other than a Permitted Investment or the payment, redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company or any Subordinated Indebtedness prior to its scheduled maturity or the payment of dividends on any Capital Stock of the Company either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Investment, payment, redemption, defeasance, repurchase or other acquisition, retirement or dividend will be excluded from clause (c)(2) of this Section 10.10;
          (6) the repurchase, redemption, acquisition or other retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries held by any employee benefit plans of the Company or any of its Restricted Subsidiaries, any current or former employees or directors of the Company or any of its Restricted Subsidiaries or pursuant to any management equity subscription agreement or stock option agreement of the Company or any of its Restricted Subsidiaries; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $1.0 million in any 12-month period;
          (7) the payment of dividends on either the Exchangeable Preferred Stock or on the Junior Exchangeable Preferred Stock after February 15, 2005, which dividends do not exceed $30.0 million in the aggregate since January 16, 2002; provided, that in no event may any such payment be made unless the Operating Cash Flow Ratio of the Company, calculated on the basis that the Preferred Stock on which such dividends are proposed to be paid constitutes Indebtedness, is less than 7.0 to 1.0;
          (8) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary;
          (9) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon an Asset Sale or a Change of Control after the Company shall have complied with the provisions of this Indenture as set forth in Section 10.14 or Section 10.16, as the case may be; or
          (10) Restricted Payments, in addition to Restricted Payments permitted pursuant to clauses (1) through (9) of this paragraph, not in excess of $35 million in the aggregate after the Issue Date;
provided, that with respect to clauses (3) through (10) above, no Default or Event of Default shall have occurred and be continuing, and the payments described in clauses (1), (6), (7), (9) and (10) of this paragraph shall constitute Restricted Payments for the calculation under the first paragraph of this Section 10.10.
          In determining whether any Restricted Payment is permitted by this Section 10.10, the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (10) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this Section 10.10; provided, that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 10.10.

Section 10.11	Limitations Concerning Distributions and Transfers By Restricted Subsidiaries.
          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any Restricted Subsidiary of the Company to:
               (a) pay dividends on, or make other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary;
               (b) make any loans or advances to the Company or any Restricted Subsidiary; or

               (c) transfer any of its property or assets to the Company or any Restricted Subsidiary.
          Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such restriction or prohibition:
          (1) pursuant to this Indenture, the Securities, the Exchange Securities to be issued pursuant to the terms of the Registration Rights Agreement, the Credit Agreement, the Senior Secured Notes, the Senior Unsecured Notes, the Existing Senior Subordinated Notes, any other agreement in effect on the Issue Date and, if executed and delivered, an Exchange Indenture; provided, that any such restriction or prohibition in the Exchange Indenture is no more restrictive than that contained in this Indenture;
          (2) pursuant to an agreement relating to any Indebtedness or Capital Stock of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Company other than restrictions or prohibitions adopted in anticipation of becoming a Restricted Subsidiary; provided, that such restriction or prohibition shall not apply to any property or assets of the Company or any Restricted Subsidiary other than the property or assets of such Restricted Subsidiary and its Subsidiaries;
          (3) existing under or by reason of applicable law, rule, regulation or order;
          (4) pursuant to customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;
          (5) pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (c) of this Section 10.11;
          (6) pursuant to restrictions of the type referred to in clause (c) of this Section 10.11 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise Incurred in accordance with Section 10.12 and restrict the transfer of property subject to such agreements;
          (7) pursuant to any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or disposition;
          (8) pursuant to other agreements in effect on the Issue Date;
          (9) pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and
          (10) pursuant to an agreement effecting an amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement or refunding of any agreement described in clauses (1), (2) and (8) above; provided, that the provisions contained in such amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement or refunding agreement relating to such restriction or prohibition are not materially more restrictive, taken as a whole, than the provisions contained in the agreement which is the subject thereof.

Section 10.12	Limitations on Liens.
          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired securing any Indebtedness that ranks equally or subordinate in right of payment to the Securities without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities:
               (a) equally and ratably with such obligation as to such property for so long as such obligation will be so secured; or
               (b) in the event such obligation is Indebtedness of the Company or a Restricted Subsidiary which is subordinate by its terms in right of payment to the Securities, prior to such obligation as to such property for so long as such obligation will be so secured.
          The foregoing restrictions shall not apply to:
          (1) Liens existing in respect of any Indebtedness that exists on the Issue Date (“Existing Liens”);
          (2) Liens in favor of the Company or Liens in favor of a Wholly Owned Restricted Subsidiary of the Company on the assets or Capital Stock of another Wholly Owned Restricted Subsidiary of the Company;
          (3) Liens to secure Indebtedness outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any property other than such item of property or any improvements on such item, and (c) the Incurrence of such Indebtedness is otherwise permitted by this Indenture;
          (4) (a) Liens on property existing immediately prior to the time of acquisition thereof by the Company or a Restricted Subsidiary (and not Incurred in anticipation of the financing of such acquisition) and (b) Liens in respect of Acquired Indebtedness existing at the time of the acquisition of the related assets by the Company or any of its Restricted Subsidiaries (provided that such Liens do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the assets being acquired (and as long as such Liens were not Incurred in anticipation of the financing of such asset acquisition));

          (5) Liens to secure Indebtedness to extend, renew, refinance, or refund (or successive extensions, renewals, refinancings, or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3) and (4) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clauses (b) or (d) of the second paragraph of Section 10.08;
          (6) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks; or
          (7) any other Liens in respect of any Indebtedness, which Indebtedness does not exceed $500,000 in the aggregate.

Section 10.13	Limitation on Transactions with Affiliates.
          The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, other than the Company or a Restricted Subsidiary (each of the foregoing transactions, an “Affiliate Transaction”), unless:
               (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
               (b) the Company delivers to the Trustee:
          (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a determination by the Board of Directors of the Company set forth in a Board Resolution and an Officers’ Certificate certifying that each such Affiliate Transaction complies with clause (a) above and that each such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
          (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company of the financial terms of such Affiliate Transaction or series or related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
          This Section 10.13 shall not limit, or be applicable to, any agreement in effect on the Issue Date, and any amendments, extensions or renewals of any such agreement, so long as any such amendment, extension or renewal is not materially more disadvantageous, taken as a whole, to the Company or to any Restricted Subsidiary as the original agreement in effect on the Issue Date. In addition, the following items will not be deemed to be Affiliate Transactions:
          (1) any employment, service or termination agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
          (2) transactions between or among the Company and/or its Restricted Subsidiaries;
          (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns Capital Stock in, or controls, such Person;
          (4) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary of the Company, as determined by the Board of Directors of the Company;
          (5) sales or issuances of Qualified Capital Stock to Affiliates or employees of the Company and its Subsidiaries at Fair Market Value; and
          (6) Restricted Payments that are not prohibited by Section 10.10 and Permitted Investments.

Section 10.14	Limitation on Asset Sales and Sales of Subsidiary Stock.
          Following the Issue Date, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to engage in an Asset Sale unless (a) such Asset Sale is for Fair Market Value, (b) at least 75% of the value of the consideration for such Asset Sale consists of (1) cash or Cash Equivalents, (2) the assumption by the transferee (and release of the Company or the relevant Restricted Subsidiary, as the case may be) of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, or (3) notes, obligations or other marketable securities (collectively “Marketable Securities”) that are converted within 30 days after the consummation of such Asset Sale into cash or Cash Equivalents and (c) the Net Cash Proceeds therefrom are, at the Company’s option and, to the extent it so elects, applied on or prior to the date that is 365 days after the date of such Asset Sale: (1) to the repayment of any Senior Indebtedness (which payment permanently reduces the commitment thereunder); (2) to the repurchase of the Securities or other Indebtedness of the Company ranking equal in right of payment to the Securities or Indebtedness of any Restricted Subsidiary containing similar provisions with respect to the repurchase of such Indebtedness with the net proceeds of asset sales, pursuant to an offer to purchase (an “Asset Sale Offer”) described below; (3) to the making of capital expenditures or other acquisitions of long-term assets (other than Capital Stock) that are used or useful in a Wireless Communications Business that is owned wholly by the Company or any of its Restricted Subsidiaries; (4) to the acquisition of all or substantially all of the assets of, or Capital Stock representing a majority of the Voting Power of, an entity engaged primarily in a Wireless Communications Business; or (5) any combination of the foregoing.

          Notwithstanding the foregoing paragraph:
          (1) the conveyance, sale, transfer or other disposition of all or substantially all the assets of the Company on a consolidated basis will be governed by the provisions of Section 10.16 and/or the provisions of Article VIII and not by this Section 10.14;
          (2) any Restricted Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any of its Wholly Owned Restricted Subsidiaries;
          (3) the Company and its Restricted Subsidiaries may, in the ordinary course of business, (A) convey, sell, lease, transfer, assign or otherwise dispose of assets; provided that if such conveyance, sale, lease, transfer, assignment or other disposition is to a Person other than a Restricted Subsidiary, the consideration received reflects the Fair Market Value of such assets and (B) exchange assets for either assets or equity interests in Wireless Communications Businesses; provided that (a) the assets or equity interests received have a Fair Market Value substantially equal to the assets exchanged and (b) the assets received by the Company are controlled by the Company with respect to voting rights and day-to-day operations, or the equity interests received by the Company represent a controlling interest in the total Voting Power and day-to-day operations of a Person that is the issuer of such equity interests;
          (4) the Company and its Restricted Subsidiaries may make an exchange of assets where the Company and/or its Restricted Subsidiaries receive consideration for such assets at least 75% of which consists of (a) cash, (b) long-term assets (other than Capital Stock) at Fair Market Value that are used or useful in a Wireless Communications Business or (c) any combination thereof (it being understood that any net cash proceeds shall be treated as Net Cash Proceeds under clause (c) of the preceding paragraph of this Section 10.14);
          (5) the Company and its Restricted Subsidiaries may sell, exchange or dispose of damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries; and
          (6) in addition to Asset Sales permitted by the foregoing clauses (1) through (5), without compliance with the restrictions set forth in the immediately preceding paragraph, the Company may consummate any single Asset Sale or series of related Asset Sales with respect to assets the Fair Market Value of which does not exceed $10.0 million in the aggregate after the Issue Date.
The Company may defer an Asset Sale Offer until the accumulated Net Cash Proceeds not applied to the uses set forth in Subsections (c)(1) through (c)(5) in the first paragraph of this Section 10.14, exceed $10.0 million. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.
          An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). To the extent that any Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary requires the Company or that Subsidiary to make an offer similar to an Asset Sale Offer, the Company and each such Restricted Subsidiary may make simultaneous offers, with such offer to the Holders being limited to proceeds not used in such Asset Sale offer to repurchase such Senior Indebtedness of the Company or Indebtedness of such Restricted Subsidiary. In addition, the Company shall not make an asset sale offer for the Existing Senior Subordinated Notes, the Senior Subordinated Exchange Debentures or the Additional Senior Subordinated Exchange Debentures, unless it also makes an Asset Sale Offer for the Securities. No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company shall purchase the principal amount of Securities required to be purchased pursuant to this Section 10.14 (the “Asset Sale Offer Amount”) at a purchase price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of the purchase or, if less than the Asset Sale Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer.
          If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.
          On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue new Securities, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date. Upon completion of each Asset Sale Offer, the amount of accumulated Net Cash Proceeds not applied to the uses set forth in subsections (c)(1) through (c)(5) in the first paragraph of this

Section 10.14 shall be reset to zero, and the Company and its Restricted Subsidiaries may use such amount not applied for any purpose not otherwise prohibited by this Indenture.
          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any applicable other securities laws or regulations applicable to any Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 10.14 by virtue of such conflict; provided, that the Company shall not be relieved of its obligation to make an offer to repurchase the Securities pursuant to this Section 10.14 by reason of such conflict.

Section 10.15	Limitation on Activities of the Company and its Restricted Subsidiaries.
          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Telecommunications Business, except to the extent such business is not material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 10.16	Change of Control.
               (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to request to have such Security repurchased by the Company on the terms and conditions set forth in this Section 10.16 and this Indenture. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail to each Holder an Offer to Purchase all Outstanding Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Purchase Date (a “Change of Control Offer”).
          The Company or a third party on its behalf may, but shall not be required to, satisfy the Company’s obligations under this Section 10.16 by mailing such an Offer to Purchase prior to, and contingent upon, the anticipated consummation of a transaction resulting in a Change of Control; provided that the Company and any such third party shall comply with all applicable laws and regulations, including Rule 14e-1 under the Exchange Act, and the Offer to Purchase shall not close unless the transaction resulting in a Change of Control also occurs. A Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”). No later than five Business Days after the termination of the Change of Control Offer Period (the “Change of Control Purchase Date”), the Company shall purchase all Securities tendered in response to the Change of Control Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

          If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest or Liquidated Damages will be payable to Holders who tender Securities pursuant to the Change of Control Offer.
          On or before the Change of Control Purchase Date, the Company shall, to the extent lawful, accept for payment all Securities or portions thereof tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 10.16. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue new Securities, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Securities surrendered. Any Securities not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.
               (b) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Offer to Purchase. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 10.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 10.16 by virtue of such conflict; provided, that the Company shall not be relieved of its obligation to make an offer to repurchase the Securities pursuant to this Section 10.16 by reason of such conflict.
               (c) The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

Section 10.17	Limitation on Certain Indebtedness.
          The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless the Indebtedness so Incurred is either pari passu with, or subordinate in right of payment to, the Securities.

Section 10.18 Statement by Officers as to Default; Compliance Certificates.
               (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company, the Restricted Subsidiaries and their respective Subsidiaries, as applicable, during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and its Restricted Subsidiaries are taking or propose to take with respect thereto).
               (b) So long such practice is not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 7.04(b)(i)(A) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or any Restricted Subsidiary has violated any provisions of Article VIII or Article X hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
               (c) The Company shall, so long as any of the Securities are outstanding, upon any officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee, no later than 10 days after such officer becomes aware of such Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 10.19 Waiver of Certain Covenants.
          The Company and its Restricted Subsidiaries may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.01, 10.14 and 10.16, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition, except to the extent expressly waived, and, until such waiver becomes effective, the obligations of the Company and its Restricted Subsidiaries and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holders tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.
Section 10.20 Payments for Consent.
          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 10.21 Covenants upon Attainment and Maintenance of an Investment Grade Rating.
               (a) The provisions of Sections 10.08, 10.09, 10.10, 10.11, 10.12, 10.13 and 10.14 (including, to the extent applicable, those portions of such other sections in this Indenture which make reference to provisions contained in Sections 10.08, 10.09, 10.10, 10.11, 10.12, 10.13 and 10.14) shall not be applicable in the event, and only for so long as, the Securities are rated Investment Grade and no Default or Event of Default has occurred and is continuing (a “Covenant Suspension”).
               (b) In the event the Company’s obligations under this Indenture have been assumed or fully and unconditionally guaranteed on a senior subordinated basis by a Person whose senior, unsecured Indebtedness is rated Investment Grade, Section 7.04(b) shall not be applicable.
          In addition to the foregoing and notwithstanding any other provision of this Indenture, in the event of a Covenant Suspension, whose duration is not less than six consecutive months, shall have occurred but terminates because the Securities cease to be rated Investment Grade then:
          (1) All Indebtedness Incurred by the Company and its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be Incurred pursuant to Section 10.08, had Section 10.08 been applicable during the Covenant Suspension, shall be deemed to be “Existing Indebtedness.”
          (2) All Liens incurred by the Company and its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be incurred pursuant to Section 10.12, had Section 10.12 been applicable during the Covenant Suspension, shall be deemed to be “Existing Liens.”

          (3) All Preferred Stock issued by the Company’s Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be issued pursuant to Section 10.09, had such section been applicable during the Covenant Suspension, shall be deemed to be “Existing Preferred Stock.”
          (4) All Restricted Payments made by the Company or any of its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be Incurred pursuant to Section 10.10, had such section been applicable during the Covenant Suspension, shall not be deemed to cause a Default or Event of Default pursuant to Section 10.10; provided, however, that all Restricted Payments made during the Covenant Suspension shall count as Restricted Payments for the calculation made under the first paragraph of Section 10.10.
          Section 10.22 Notification of Failure to Make an Asset Sale Offer or Change of Control Offer.
          The Company shall promptly notify the Trustee in writing of any failure on its part to make or consummate (i) an Asset Sale Offer in respect of the Securities as required by Section 10.14 or (ii) a Change of Control Offer in respect of the Securities as required by Section 10.16.
ARTICLE XI
REDEMPTION OF SECURITIES
          Section 11.01 Right of Redemption.
          The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the Redemption Prices specified in the form of Security set forth in Article II together with accrued and unpaid interest, and Liquidated Damages, if any, to but excluding the Redemption Date.
          Section 11.02 Applicability of Article XI.
          Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.
          Section 11.03 Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount of Securities to be redeemed.

          Section 11.04 Selection by Trustee of Securities to Be Redeemed.
          If less than all the Securities are to be redeemed at any time, the Trustee will select Securities for redemption as follows: (1) if the Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Securities are listed; or (2) if the Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. In any proration pursuant to this Section 11.04, the Trustee, subject to the rules of the Depositary, shall make such adjustments, reallocations and eliminations as it shall deem proper (and in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed) to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000.
          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
          Section 11.05 Notice of Redemption.
          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to the Trustee and to each Holder of securities to be redeemed, at his or her address appearing in the Security Register.
          All notices of redemption shall state:
          (1) the Redemption Date;
          (2) the Redemption Price;
          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;
          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest, and Liquidated Damages, if any, thereon will cease to accrue on and after said date; and
          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given (i) by the Company or, (ii) at the Company’s request, by the Trustee in the name and at the expense of the Company; provided however, that in the case of clause (ii), the Company shall have delivered to the Trustee, at least five Business Days prior to the date notice of redemption is to be sent to the Holders, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
          Section 11.06 Deposit of Redemption Price.
          On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date is an Interest Payment Date) accrued and unpaid interest, and Liquidated Damages, if any, on, all the Securities which are to be redeemed on that date.
          Section 11.07 Securities Payable on Redemption Date.
          If a notice of redemption has been given as aforesaid, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company defaults in the payment of the Redemption Price, accrued interest, and Liquidated Damages) such Securities shall cease to bear interest or Liquidated Damages. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, and Liquidated Damages, if any, to, but excluding the Redemption Date; provided, however, that installments of interest or Liquidated Damages, whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.
          If any Security called for redemption is not so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Liquidated Damages, if any, from the Redemption Date at the rate provided by the Security.
          Section 11.08 Securities Redeemed in Part.
          Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE XII
SUBORDINATION OF SECURITIES
          Section 12.01 Securities Subordinate to Senior Indebtedness.
          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XII (subject to the provisions of Article IV and Article XIII), the payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any), on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.
          Section 12.02 Payment Over of Proceeds Upon Dissolution, Etc.
          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Proceeding”) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the holders of the Securities are entitled to receive any Securities Payment, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.
          In the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Indebtedness is paid in full or payment thereof has been provided for in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee by delivery to the Trustee of any notice set forth in Section 12.09 or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith by the Trustee (if any notice set forth in Section 12.09 has been delivered to the Trustee) or by the Holder to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company (which may be the

Administrative Agent) for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section 12.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.
          Section 12.03 No Payment When Senior Indebtedness in Default.
               (a) In the event that any Senior Payment Default shall have occurred and be continuing, or the maturity of any Senior Indebtedness shall have been accelerated, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled.
               (b) In the event that any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from a Person designated as a representative for the Designated Senior Indebtedness or, if there is no outstanding Designated Senior Indebtedness, any holder of Senior Indebtedness, no Securities Payment shall be made during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default is cured or waived or has ceased to exist and any acceleration of Senior Indebtedness is rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any 360-day period, and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this Section 12.03, no Senior Nonmonetary Default that was known to the holders of Senior Indebtedness to exist or be continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by a representative for the Designated Senior Indebtedness or a holder of Senior Indebtedness unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

          Section 12.04 Payment Permitted If No Default.
          Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 12.02 or under the conditions described in Section 12.03, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payments by the Holders, if, at the time of such application by the Trustee, it had not received any notice set forth in Section 12.09.
          Section 12.05 Subrogation to Rights of Holders of Senior Indebtedness.
          Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest (and Liquidated Damages, if any), on the Securities is paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII, and no payments pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Securities.
          Section 12.06 Provisions Solely to Define Relative Rights.
          The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XII of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any), and interest and Liquidated Damages, if any, on the Securities as and when the same become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior

Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
          Section 12.07 Trustee to Effectuate Subordination.
          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.
          Section 12.08 No Waiver of Subordination Provisions.
          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
          Section 12.09 Notice to Trustee.
          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, representative or Administrative Agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee has not received the notice provided for in this Section 12.09 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or premium, interest or Liquidated Damages on, any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date.
          Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or Administrative Agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or Administrative Agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
          Section 12.10 Reliance on Judicial Order or Certificate of Liquidating Agent.
          Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.
          Section 12.11 Trustee Not Fiduciary for Holders of Senior Indebtedness.
          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform and observe only such of its covenants and obligations with respect to the Senior Indebtedness as are specifically set forth in this Indenture. No implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee and the Trustee shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.
Section 12.12 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.
          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
          Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.
Section 12.13 Article XII Applicable to Paying Agents.
          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
Section 12.14 Defeasance of this Article XII.
          The subordination of the Securities provided by this Article XII is expressly made subject to the provisions for defeasance or covenant defeasance in Article XIII hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then Outstanding shall thereupon cease to be subordinated pursuant to this Article XII.
ARTICLE XIII
DEFEASANCE AND COVENANT DEFEASANCE
Section 13.01 Company’s Option to Effect Defeasance or Covenant Defeasance.
          The Company may at its option by Board Resolution, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article XIII.
Section 13.02 Defeasance and Discharge.
          Upon the Company’s exercise of the option provided in Section 13.01 applicable to this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, and the provisions of Article XII hereof shall cease to be effective on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) Liquidated Damages, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 3.07, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XIII. Subject to compliance with this Article XIII, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.
          Section 13.03 Covenant Defeasance.
          Upon the Company’s exercise of the option provided in Section 13.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 10.05 through 10.16, inclusive and clauses (c), (d) and (e) of Section 8.01 hereof and (ii) the occurrence of an event specified in Sections 5.01(c), 5.01(d) (with respect to clauses (a), (c), (d) or (e) of Section 8.01), 5.01(e) (with respect to any of Sections 10.05 through 10.16, inclusive), 5.01(f) and 5.01(g) shall not be deemed to be an Event of Default and (iii) the provisions of Article XII hereof shall cease to be effective on and after the date all conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, clause or Article or by reason of any reference in any such Section, clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.
          Section 13.04 Conditions to Defeasance or Covenant Defeasance.
          The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the then Outstanding Securities:
               (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, without the need for reinvestment, will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and each installment of interest, if any, and Liquidated Damages, if any, on the Outstanding Securities on the Stated Maturity of such principal or installment of interest or Liquidated Damages in accordance with the terms of this Indenture and of such Securities. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
               (b) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.
               (c) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, covenant defeasance and discharge had not occurred.

               (d) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.
               (e) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company.
               (f) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 5.01(h) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
               (g) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.
               (h) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been satisfied.
               (i) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.
Section 13.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
              Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee — collectively, for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) or Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article XII.
              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.
          Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
          Section 13.06 Reinstatement.
          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

RURAL CELLULAR CORPORATION

By:

Name:	Wesley E. Schultz
Title:	Executive Vice President & Chief Financial Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:

Name:
Title:
(Authorized Officer)
[Signature Page to Indenture]

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of November 7, 2005.

Trust Indenture	Indenture
Act Section	Section
§310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	6.08
6.09
(b)	6.08
6.10
(c)	Not applicable
§311(a)	6.13
(b)	6.13
(c)	Not applicable
§312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§313(a)	7.03(a)
(b)(1)	Not applicable
(b)(2)	7.03(a)
(c)	7.03(a)
1.06
(d)	7.03(b)
§314(a)	7.04
10.18
(b)	Not applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not applicable
(d)	Not applicable
(e)	1.02
§315(a)	6.01
6.03
(b)	6.02
1.06
(c)	6.01(a)
(d)	6.01(b)
(e)	5.14
§316(a)(last sentence)	1.01
(a)(1)(A)	5.12

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Trust Indenture	Indenture
Act Section	Section
(a)(1)(B)	5.13
(a)(2)	Not applicable
(b)	5.08
§317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§318(a)	1.07
          This Reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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